UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2024 (November 15, 2024)

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FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

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Georgia (State or other jurisdiction of incorporation)	1-16247 (Commission File Number)	58-2582379 (I.R.S. Employer Identification No.)
1919 Flowers Circle, Thomasville, GA (Address of principal executive offices)		31757 (Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 15, 2024, the Board of Directors of Flowers Foods, Inc. (the “Company”) approved a new Code of Conduct (the “New Code”). The New Code combines the Company’s prior Code of Business Conduct and Ethics with and into the Company’s existing Code of Conduct, expands guidance with respect to the handling of actual or apparent conflicts of interest between personal and professional relationships, clarifies procedures with respect to internal reporting of violations of the New Code, and makes certain other technical and administrative amendments. The New Code applies to all officers, directors and employees of the Company and its subsidiaries and includes all topics covered by the Company’s prior Code of Business Conduct and Ethics, including the information required by New York Stock Exchange listing standards and Item 406 of Regulation S-K.

The foregoing description of the New Code is qualified in its entirety by the full text of the New Code, which has been posted on the Company’s website at flowersfoods.com, in the “CORPORATE GOVERNANCE” section of the “INVESTORS” tab. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: November 19, 2024